Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

HSBC Holdings plc

We consent to the incorporation by reference in the registration statements (Numbers: 333-183806, 333-180288, 333-10474, 333-92024, 333-102027, 333-103887, 333-104203, 333-109288, 333-113427, 333-127327, 333-126531, 333-135007, 333-143639, 333-145859, 333-155338, 333-158054, 333-158065, 333-162565, 333-170525, 333-176732) of our report dated 24 February 2014, with respect to the consolidated balance sheets of HSBC Holdings plc and its subsidiary undertakings as of 31 December 2013 and 2012, and the related consolidated income statements, consolidated statements of comprehensive income, consolidated statements of cash flows and consolidated statements of changes in equity, for each of the years in the three-year period ended 31 December 2013, and the effectiveness of internal control over financial reporting as at 31 December 2013, which report appears in the 31 December 2013 Annual Report on Form 20-F of HSBC Holdings plc.

/s/ KPMG Audit Plc

KPMG Audit Plc

London, England

28 February 2014